EXHIBIT 99.1
FOR IMMEDIATE RELEASE
CONTACTS:
Coinstar, Inc.
Brian Turner, Chief Financial Officer
425-943-8000
Media
Marci Maule, Director Public Relations
425-943-8277
COINSTAR ANNOUNCES CORPORATE GOVERNANCE ENHANCEMENTS
BELLEVUE, Wash. — April 3, 2008 — Coinstar, Inc. (NASDAQ: CSTR) today announced that its Board of Directors has unanimously approved enhancements to the Company’s corporate governance.
“The steps we are announcing today reflect our ongoing commitment to good corporate governance,” said Dave Cole, Chief Executive Officer of Coinstar. “Coinstar has a strong governance foundation in place, and the Board is pleased to build on that foundation with these enhancements.”
The governance enhancements unanimously approved by Coinstar’s Board of Directors include:
•	Implementation of a majority voting standard for uncontested elections. The Company’s Board of Directors has amended Coinstar’s bylaws to provide for a majority voting standard for the election of directors in uncontested elections. Under the new standard, if an incumbent director does not receive more votes cast “for” than “against” in an uncontested election, an independent committee of directors will decide within 90 days whether to accept or reject an incumbent director-tendered resignation.

•	Termination of stockholder rights plan and adoption of rights policy. The Board of Directors has approved the termination of the Company’s stockholder rights plan. Originally scheduled to expire on November 12, 2008, the plan is being amended to expire within the next two weeks, thereby terminating the plan.

In connection with the termination of the rights plan, Coinstar’s Board has established a policy providing for stockholder approval for any future stockholder rights plan, prior to or in certain limited situations within twelve months after adoption.

•	Amendment of stock ownership policy for nonemployee directors. The Company’s Board of Directors has amended its stock ownership policy for nonemployee directors. The new stock ownership policy requires nonemployee directors to personally maintain qualifying ownership of Company stock equal to three times a director's annual cash compensation. Current directors will have until the 2009 annual meeting of stockholders to comply with the policy; newly-elected directors will have three years following election to achieve the target level of ownership.
These enhancements complement Coinstar’s existing strong governance policies and practices, which are designed to promote stockholder value and include:

•	The Board of Directors is comprised of a majority of independent directors, with six of seven directors qualifying as “independent” under the applicable Nasdaq Marketplace Rules;
•	The roles of Chairman and Chief Executive Officer are separated, and the Chairman is an independent director;

•	Coinstar’s Audit Committee, Compensation Committee, and Nominating and Governance Committee are comprised solely of independent directors;

•	Coinstar has stock ownership guidelines for executives in addition to the ownership policy for nonemployee directors announced today;

•	A policy limiting the number of other boards on which its directors can serve;

•	Annual evaluation of the Chief Executive’s performance by nonemployee directors;

•	Annual review of senior management succession planning by the Nominating and Governance Committee; and

•	Published and publicly available Code of Ethics and Code of Conduct.
Additional information concerning Coinstar’s corporate governance principles and amended and restated bylaws, including the enhancements announced today, will be available on Coinstar’s website at www.coinstar.com.
About Coinstar, Inc.
Coinstar, Inc. (NASDAQ:CSTR) is a multi-national company offering a range of 4th Wall(TM) solutions for the retailers’ front of store consisting of self-service coin counting, electronic payment solutions, entertainment services, money transfer and self-service DVD rental. The company’s products and services can be found at more than 56,000 retail locations including supermarkets, drug stores, mass merchants, financial institutions, convenience stores and restaurants.
Safe Harbor for Forward-Looking Statements
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “will,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Coinstar agreements and policies. Forward-looking statements are not guarantees of future action or performance and actual action or performance may vary materially from the information expressed or implied by such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Such risks and uncertainties include, but are not limited to, the termination, non-renewal or renegotiation on materially different terms of our agreements and policies. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future actions or performance, please review “Risk Factors” described in Item 1A of Part I of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this release. Coinstar, Inc. undertakes no obligation to update the information provided herein.